Exhibit 23.4

Consent of Independent Auditors

We consent to the use of our report dated April 13, 2023, with respect to the consolidated financial statements of Boa Vista Serviços S.A., included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Auditores Independentes Ltda.

São Paulo/SP, Brazil

May 9, 2023